UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

CIRQUE ENERGY, INC.

(Name of Registrant as Specified in its Charter)

Copies to:

Marc J. Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Telephone: (212) 930-9700

 Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CIRQUE ENERGY, INC.

645 Griswold, Penobscot Building, Suite 3274

Detroit, MI 48226

Dear Stockholder:

A Special Meeting of stockholders of Cirque Energy, Inc., a Florida corporation, will be held at our headquarters, 645 Griswold, Penobscot Building, Suite 3274, Detroit, MI 48226, at __:00 a.m., local time, on ____________, _______ ___, 2014. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the special meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the special meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the postage-paid envelope enclosed for that purpose. Returning your completed proxy will ensure your representation at the special meeting.

We look forward to seeing you on _________ ___, 2014.

Sincerely yours,

By Order of the Board of Directors

Joseph DuRant

Chief Executive Officer

CIRQUE ENERGY, INC.

645 Griswold, Penobscot Building, Suite 3274

Detroit, MI 48226

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held ________ __, 2014

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Cirque Energy, Inc., a Florida corporation, will be held at __:00 a.m., local time, on ______, ________ ___, 2014, at our headquarters located at 645 Griswold, Penobscot Building, Suite 3274, Detroit, MI 48226, for the following purposes:

1.	To ratify the amendment to our Articles of Incorporation whereby we changed the name of our company from Green Energy Renewable Solutions, Inc. to Cirque Energy, Inc.;

2.	To ratify the amendment to our Articles of Incorporation whereby we amended our Articles of Incorporation to provide for 300,000,000 authorized shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share; and

3.	To approve an amendment to our Articles of Incorporation increasing the number of authorized shares of common stock, par value $0.001 per share, to 600,000,000.

Our Board of Directors recommends that you vote “FOR” each of the proposals. Stockholders of record at the close of business on _______________, 2014 (the “Record Date”), are entitled to vote at the special meeting and any postponement or adjournment thereof.

All stockholders are cordially invited to attend the special meeting in person. To ensure your representation at the special meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the special meeting may vote in person even if he or she previously returned a proxy.

Sincerely yours,

By Order of the Board of Directors

Joseph DuRant

Chief Executive Officer

PROXY STATEMENT

_______________

SPECIAL MEETING OF STOCKHOLDERS

OF CIRQUE ENERGY, INC.

TO BE HELD ________ ___ , 2014

INFORMATION ABOUT THE SPECIAL MEETING

This proxy statement contains information related to the special meeting of stockholders of Cirque Energy, Inc. (formerly known as Green Energy Renewable Solutions, Inc.), a Florida corporation, which will be held on _______ __, 2014 at our headquarters, located at 645 Griswold, Penobscot Building, Suite 3274, Detroit, MI 48226, or at any adjournment or postponement thereof.

What is the purpose of the special meeting?

At the special meeting, stockholders will consider and vote upon the following matters:

1.	To ratify the amendment to our Articles of Incorporation whereby we changed the name of our company from Green Energy Renewable Solutions, Inc. to Cirque Energy, Inc.;

2.	To ratify the amendment to our Articles of Incorporation whereby we amended our Articles of Incorporation to provide for 300,000,000 authorized shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share; and

3.	To approve an amendment to our Articles of Incorporation increasing the number of authorized shares of common stock, par value $0.001 per share, to 600,000,000.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about __________ ____, 2014 to all stockholders of record at the close of business on the Record Date.

Who is entitled to vote at the special meeting?

Holders of record of our common stock at the close of business on the Record Date are entitled to vote at the special meeting. As of the Record Date, there were ____________ shares of our common stock issued and outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the special meeting.

Your vote is important. Stockholders can vote in person at the special meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted “For,” “Against” or “Abstain” with respect to each of the other proposals.

What votes are needed to hold the special meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the special meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the special meeting. Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the Board of Directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board of Directors. The Board of Directors recommends a vote:

• “FOR” the ratification of the amendment to our Articles of Incorporation whereby we changed the name of our company from Green Energy Renewable Solutions, Inc. to Cirque Energy, Inc.;

• “FOR” the ratification of the amendment to our Articles of Incorporation whereby we amended our Articles of Incorporation to provide for 300,000,000 authorized shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share; and

• “FOR” the amendment to our Articles of Incorporation increasing the number of authorized shares of common stock, par value $0.001 per share, to 600,000,000.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

We expect that your broker will have not discretionary authority to vote your shares on any of the three proposals, in that these are non-routine matters. Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to non-routine matters unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on any of the proposals. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to all proposals are recorded.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the special meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the special meeting and vote in person. Your attendance at the special meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Each proposal requires the affirmative vote of a majority of the shares of our common stock issued and outstanding.

What is the effect of abstentions and broker non-votes?

Abstentions with respect to each of the proposals will have the same effect as an AGAINST vote. Abstentions will be counted for the purpose of determining a quorum at the special meeting.

Matters subject to stockholder vote are classified as “routine” or “non-routine.” In the case of non-routine matters, brokers may not vote shares held in “street name” for which they have not received voting instructions from the beneficial owner (“Broker Non-Votes”), whereas they may vote those shares in their discretion in the case of any routine matter. Broker Non-Votes will be counted for purposes of calculating whether a quorum is present at the special meeting, but will not be counted for purposes of determining the numbers of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. All of the proposals are non-routine matters. Thus, Broker Non-Votes will be counted for the purpose of determining a quorum at the special meeting, but will not affect the outcome of any proposal being voted on at the special meeting. Therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

Votes cast by proxy or in person at the special meeting will be tabulated by the inspectors of election appointed for the special meeting, who also will determine whether a quorum is present.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposals described herein that is not shared by all other stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February ___, 2014, there were approximately 174,625,589 shares of our common stock outstanding.   The following table sets forth certain information regarding our common stock, beneficially owned as of February ___, 2014, by each person known to us to beneficially own more than 5% of our common stock, each executive officer and director, and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options, warrants or other securities that are exercisable, exchangeable or convertible within 60 days after February ___, 2014 are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Officers and Directors (1)
Joseph DuRant (2)	82,045,607	33.8%
Roger Silverthorn (3)	55,037,850	23.9%
Thomas Coté (4)	3,594,900	2%
Richard Fosgitt (5)	25,157,400	12.6%
All executive officers and directors as a group (4 persons)	165,835,757	50.9%
5% or Greater Beneficial Owners
Frank O’Donnell (6)	45,968,763	23.7%

(1) The address for each of the officers and directors is c/o Cirque Energy, Inc., at 645 Griswold, Penobscot Building, Suite 3274, Detroit, MI 48226

(2) Consists of: (i) an aggregate of 14,409,334 shares of common stock, 9,209,334 of which are held by Green Renewable Energy Solutions, Inc., an entity of which Mr. DuRant is the control person, (ii) 6,880 shares of Class A Preferred Stock which carry the voting power of 19,657,123 shares of common stock, and (iii) 13,907 shares of Class B Preferred Stock which carry the voting power of 47,979,150 shares of common stock.

(3) Consists of 15,953 shares of Class B Preferred Stock which carry the voting power of 55,037,850 shares of common stock. The shares are owned jointly by Mr. Silverthorn and his spouse Suzanne Silverthorn.

(4) Consists of 1,042 shares of Class B Preferred Stock which carry the voting power of 3,594,900 shares of common stock.

(5) Consists of 7,292 shares of Class B Preferred Stock which carry the voting power of 25,157,400 shares of common stock.

(2) Consists of: (i) an aggregate of 26,311,640 shares of common stock, 7,311,640 and 13,800,000 of which are held by eWorld Corp. and Blue Atelier Inc., respectively, each an entity of which Mr. O’Donnell is the control person and (ii) 6,880 shares of Class A Preferred Stock which carry the voting power of 19,657,123 shares of common stock.

DESCRIPTION OF SECURITIES

General

The authorized capital stock of our company consists of 320,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock, 13,420 of which have been designated as Class A Preferred Stock and 100,000 of which have been designated as Class B Preferred Stock. As of February __, there were 174,625,589 shares of common stock, 13,420 shares of Class A Preferred Stock issued and outstanding and 38,194 shares of Class B Preferred Stock issued and outstanding.

Class A Preferred Stock

The Class A Preferred Stock ranks senior to any of the shares of Common Stock, and any other class of stock of our company which by its terms shall rank junior to the Class A Preferred Stock. The Class A Preferred Stock pays no dividend. The Class A Preferred Stock is convertible into shares of common stock at any time beginning 6 months after issue by providing written notice of conversion to the Company at a rate of 2,857.14 shares of common stock for each share of Class A Preferred Stock. In general, the outstanding shares of Class A Preferred Stock shall vote together with the shares of common stock as a single class on an “as-converted” basis.

Class B Preferred Stock

The Class B Preferred Stock ranks senior to any of the shares of Common Stock, and any other class of stock of our company which by its terms shall rank junior to the Class B Preferred Stock. The Class B Preferred Stock pays no dividend. The Class B Preferred Stock is convertible into shares of common stock at any time beginning 6 months after issue by providing written notice of conversion to the Company at a rate of 690 shares of common stock for each share of Class B Preferred Stock. In general, the outstanding shares of Class B Preferred Stock shall vote together with the shares of common stock as a single class on an “as-converted” basis multiplied by 5; as a result, each Class B Preferred Share is entitled to 3,450 votes.

Common Stock

Holders of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Holders of common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of the outstanding shares is required to effectuate certain fundamental corporate changes, such as a liquidation, merger or an amendment to the articles of incorporation. Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any then outstanding, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.

PROPOSAL NO. 1

RATIFICATION OF THE AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO CHANGE OUR NAME

The Company changed its name to Cirque Energy, Inc. (the “Name Change”) by filing an amendment to its Articles of Incorporation (the “Articles”) with the Florida Secretary of State on August 15, 2013. The Board of Directors of the Company as well as holders of a majority of the common stock had approved the Name Change and is presently seeking ratification thereof.

The Board of Directors believes the name change will be in our best interests as the new name better reflects our long-term strategy and identity in that we have entered into an agreement to acquire Cirque Energy II, LLC. While the “Green Energy Renewable Solutions, Inc.” name has served us over time, our management believes this opportunity presented the right timing to change our name. Our management also believes that the new name effectively conveys our business direction.

No Appraisal Rights

Under Florida law and our charter documents, holders of our common stock are not entitled to dissenter’s rights or appraisal rights with respect to the Name Change.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE NAME CHANGE.

PROPOSAL NO. 2:

RATIFICATION OF THE AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK

The Company increased its authorized shares of capital stock to provide for 300,000,000 shares of common stock and 20,000,000 share of “blank check” preferred stock (the “Initial Increase”) by filing an amendment to its Articles with the Florida Secretary of State on August 15, 2013. The Board of Directors of the Company as well as holders of a majority of the common stock had approved the Initial Increase and is presently seeking ratification thereof..

Outstanding Shares and Purpose of the Amendment

Prior to the Initial Increase, our Articles authorized us to issue 150,000,000 shares of common stock, par value $0.001 per share and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of the Record Date, we had _________ shares of common stock issued and outstanding.

The Board of Directors believed that the Initial Increase was necessary in order to permit us to issue shares of common stock as a result of certain creditors exercising their conversion rights granted to them pursuant to the notes we had sold to them.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares did not, in itself, have any effect on the rights of any holder of our common stock, the issuance of additional shares of common stock (other than by way of a stock split or dividend) did have the effect of diluting the voting rights of existing stockholders.

No Appraisal Rights

Under Florida law and our charter documents, holders of our common stock are not entitled to dissenter’s rights or appraisal rights with respect to the Initial Increase.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO RATIFY THE INITIAL INCREASE.

PROPOSAL NO. 3:

APPROVAL OF THE AMENDMENT TO OUR

ARTICLES OF INCORPORATION TO INCREASE OUR AUTHORIZED CAPITAL STOCK

The Board of Directors has adopted resolutions approving an amendment to the Articles (the “Subsequent Increase”) to further increase the Company’s authorized shares of common stock to provide for 600,000,000 shares of common stock by filing an amendment to its Articles with the Florida Secretary of State. No increase in the number of authorized preferred stock is being contemplated by the Board of Directors at this time.

Outstanding Shares and Purpose of the Amendment

Our Articles currently authorize us to issue a maximum of 300,000,000 shares of common stock, par value $0.001 per share. As of the Record Date, we had ___________ shares of Common Stock issued and outstanding.

The Board of Directors believes that the increase in our authorized common stock will provide us with greater flexibility with respect to our capital structure for purposes including additional equity financings and stock based acquisitions.

Effects of the Increase in Authorized Common Stock

The additional shares of common stock will have the same rights as the presently authorized shares, including the right to cast one vote per share of common stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our common stock, the future issuance of additional shares of common stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights of existing stockholders.

At present, the Board of Directors has no plans to issue the additional shares of common stock authorized by the Subsequent Increase other than to enable us to close the acquisition of Cirque Energy II, LLC and satisfy recurring debt conversion notices as and when received. However, it is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by our charter documents, applicable law or the rules of any stock exchange or other quotation system on which our securities may then be listed. These purposes may include: raising capital, providing equity incentives to employees, officers or directors, establishing strategic relationships with other companies, and expanding our business or product lines through the acquisition of other businesses or products.

We could also use the additional shares of common stock that will become available pursuant to the Subsequent Increase to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. Although the Board of Directors’ approval of the Subsequent Increase was not prompted by the threat of any hostile takeover attempt (nor is the board currently aware of any such attempts directed at us), nevertheless, stockholders should be aware that the Subsequent Increase could facilitate future efforts by us to deter or prevent changes in control of our company, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

No Appraisal Rights

Under Florida law and our charter documents, holders of our common stock will not be entitled to dissenter’s rights or appraisal rights with respect to the Subsequent Increase.

Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO APPROVE THE SUBSEQUENT INCREASE.

AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

OTHER MATTERS

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

By Order of the Board of Directors,

Joseph DuRant

Chief Executive Officer

February __, 2014

CIRQUE ENERGY, INC.

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Cirque Energy, Inc. (the “Company”) hereby revokes all previously granted proxies and appoints Joseph DuRant and Roger Silverthorn as his, her or its attorneys, agents and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned at the special meeting of stockholders of the Company (the “Meeting”) to be held at the offices of the Company, 645 Griswold, Penobscot Building, Suite 3274, Detroit, MI 48226, at __:00 a.m., local time on _________ __, 2014, and at any and all postponements or adjournments thereof.

1.	Ratification of the Name Change

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Ratification of the Initial Increase

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Approval of the Subsequent Increase

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS.

This Proxy revokes any proxy to vote such shares at the Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Special Meeting and the Proxy Statement which accompanies the notice.

DATED: __________, 2014
(Name)

(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO _____________________ AT ____________________________.